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                                                                    EXHIBIT 99.2

                               FORM OF ANGC PROXY

                       ASSOCIATED NATURAL GAS CORPORATION

     PROXY FOR SPECIAL STOCKHOLDERS MEETING TO BE HELD ON DECEMBER   , 1994

     The undersigned hereby appoints           ,           , and           and
each of them proxies (to act by majority decision if more than one shall act), with full power of substitution, to vote all shares of stock of Associated Natural Gas Corporation which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at the Golden Room, Brown Palace Hotel, 321 17th Street, Denver, Colorado on December
  , 1994 at 9:00 a.m., local time, and at any adjournment thereof, upon the matters described in the accompanying Joint Proxy Statement/Prospectus and upon other business that may properly come before the meeting of any adjournment thereof. Said proxies are directed to vote as instructed on the matters set forth below and otherwise at their discretion. Receipt of a copy of the Notice of said meeting and Joint Proxy Statement/Prospectus is hereby acknowledged. The Board of Directors recommends a vote "for" the proposal to approve and adopt the Merger Agreement.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND IN THE DISCRETION OF THE WITHIN NAMED PROXIES
WITH RESPECT TO OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     Please mark your proxy, date, sign, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

1. Proposal to approve and adopt the Agreement and Plan of Merger dated as of October 9, 1994, among Panhandle Eastern Corporation, Panhandle Acquisition Two, Inc. and Associated Natural Gas Corporation.

          / / FOR               / / AGAINST               / / ABSTAIN

     NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign this proxy. If account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give title.

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